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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 9, 2004, accompanying the financial statements of Ibex Healthdata Systems, Inc. as of December 31, 2003 and 2002 and for the years then ended. This report is contained in the Picis, Inc.'s Prospectus and Registration Statement on Form S-1, Amendment No. 5. We consent to the use of the aforementioned report in the Prospectus and Registration Statement, and to the use of our name as it appears under the caption "Experts".

/s/ ALTSHULER, MELVOIN AND GLASSER LLP
Deerfield, Illinois January 16, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM